UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2007

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Central Expressway		95051
Santa Clara, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 30, 2007, the Governance Committee of the board of directors of Symyx Technologies, Inc. (the “Company”) (the “Board”) (the “Governance Committee”) recommended to the Board, and the Board approved, the election of David C. Hill to the Board, to serve until the Company’s 2009 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Hill was also appointed as a member of the Governance Committee.

Dr. Hill became a director of the Company on August 30, 2007.  Dr. Hill has served since 2006 as President and Chief Executive Officer of Sun Chemical Corporation, a producer of printing inks and pigments, and also serves as a Supervisory Board member of Sun Chemical Group B.V.  Prior to joining Sun Chemical Corporation in 2001, Dr. Hill spent four years at JM Huber Corporation as President of Engineered Materials.  From 1980-1997, Dr. Hill served at AlliedSignal Inc., where his last position was President of Specialty Chemicals.  Dr. Hill began his career at Union Carbide Corporation in 1970, and has also been Director of Exploratory and New Ventures Research at Occidental Petroleum Corporation.  Dr. Hill holds a Ph.D. in Materials Science and Engineering as well as a M.S. in Engineering and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology.

On August 30, 2007, pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), the Board granted to Dr. Hill a restricted stock unit award equal to a value of $39,019.44 (the “Initial Grant”) under the form of Restricted Stock Unit Agreement under the 2007 Plan, a copy of which is attached hereto as Exhibit 10.26 and is incorporated by reference herein. The Initial Grant fully vests on June 12, 2008, provided that Dr. Hill remains a director of the Company at such time. Notwithstanding the foregoing, in the event of a Corporate Transaction or a Change in Control (each term as defined in the 2007 Plan), the portion of the Initial Grant that is neither assumed nor replaced in connection with such event will fully vest.

Pursuant to the Company’s non-employee director compensation program, Dr. Hill will be eligible to receive an annual retainer of $30,000 paid on a quarterly basis for service as a director, and $7,500 paid quarterly for service on the Governance Committee. In addition, Dr. Hill will be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at and participation in Board and committee meetings.

The Company also entered into an indemnification agreement with Dr. Hill under the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), a copy of which is attached hereto as Exhibit 10.27 and is incorporated by reference herein. The Indemnification Agreement provides, among other things, that the Company will indemnify Dr. Hill, under the circumstances and to the extent provided for in the Indemnification Agreement, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 30, 2007, the Amended and Restated Bylaws (the “Bylaws”) of the Company were amended and restated to increase the authorized number of directors from eight (8) to nine (9) directors.

A copy of the Bylaws incorporating the change in the authorized number of directors of the Company is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Symyx Technologies, Inc., effective as of August 30, 2007
10.26	Form of Restricted Stock Unit Agreement under the Symyx Technologies, Inc. 2007 Stock Incentive Plan
10.27	Form of Director and Executive Officer Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President, Acting CFO and General Counsel

Date: September 4, 2007